Exhibit 99.1

FOR RELEASE	July 24, 2012
For more information, contact:
Kirk Whorf, Executive Vice President and Chief Financial Officer
kwhorf@northstatebank.com; 919-645-2707
Larry D. Barbour, President and Chief Executive Officer
919-645-2703

NORTH STATE BANCORP TO DEREGISTER ITS SHARES
WITH THE SEC IN ACCORDANCE WITH THE JOBS ACT

RALEIGH, NC — North State Bancorp (the “Company”) (OTCBB: NSBC) announced today that as a result of the enactment of the “Jumpstart Our Business Startups Act”, its Board of Directors authorized the Company to pursue the deregistration of its common stock under the Securities Exchange Act of 1934. The Company is eligible to deregister because it has fewer than 1,200 holders of record of its common stock.

The Company’s management and Board of Directors made this decision after careful consideration and review of the cumulative costs and pros and cons of being an SEC reporting company. The Company believes that currently the incremental cost of compliance with SEC regulations and the Sarbanes-Oxley Act and other reporting requirements do not provide a discernible benefit to the Company and its stakeholders. The board of directors noted that in addition to the significant yearly cost savings, deregistering the Company’s shares also will enable senior management to focus more on the day-to-day operations of the company, as opposed to the considerable time necessary to manage compliance with SEC reporting requirements.

Larry D. Barbour, President and Chief Executive Officer, stated, “The decision to deregister from the SEC was driven by a desire to achieve substantial annual savings by reducing accounting, legal and administrative costs associated with being an SEC registrant. Annual savings are estimated to be approximately $150,000 to $200,000 per year.  We believe that deregistration will not affect trading in our common stock, which we expect will continue to be quoted on the Over The Counter Bulletin Board (OTCBB).”

After the deregistration is effective, the Company will no longer file quarterly and annual reports, proxy statements and current reports with the SEC. The Company expects to provide comprehensive quarterly press releases as to its financial position and financial performance. The Company will also post any press releases as well as certain quarterly and annual information on its website. The Company will continue to provide annual reports in accordance with generally accepted accounting principles and proxy statements to shareholders, and its subsidiary, North State Bank, will continue to file Call Reports with the FDIC. The Company currently expects to complete the deregistration process during the fourth quarter of 2012.  The Company intends to file a Form 15 in the next 30 days, and its obligation to file reports under the Securities Exchange Act of 1934 Act will be suspended 90 days after the filing of the Form 15.

North State Bancorp, with consolidated assets of $677.5 million as of June 30, 2012, is the bank holding company for its wholly owned subsidiary, North State Bank, a full-service community bank, serving Wake and New Hanover Counties through seven full-service offices.

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North State Bancorp is listed on the OTCBB electronic quotation service bulletin board under the symbol “NSBC.”
www.northstatebank.com

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change.  Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen problems, and the Company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.